EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





IRIS International, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2007, relating to the consolidated financial statements, and the effectiveness of IRIS International, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.


/S/ BDO SEIDMAN, LLP
---------------------------
BDO Seidman, LLP
Los Angeles, California

August 22, 2007